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EXHIBIT II

                     UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)

                                               Three Months Ended September 30  Nine Months Ended September 30
                                               -------------------------------  ------------------------------
                                                     1998            1997            1998          1997
                                                     ----            ----            ----          ----
BASIC NET INCOME (LOSS) PER COMMON SHARE

Net income (loss)                                 $   (76,275)   $   (16,278)   $   315,396   $  (181,045)
                                                  ===========    ===========    ===========   ===========
Weighted average common shares outstanding          6,769,425      6,769,425      6,769,425     6,745,835
                                                  ===========    ===========    ===========   ===========
Basic net income (loss) per common share          $     (0.01)   $     (0.00)   $      0.05   $     (0.03)
                                                  ===========    ===========    ===========   ===========

DILUTED NET INCOME (LOSS) PER COMMON SHARE
Net income (loss)                                 $   (76,275)   $   (16,278)   $   315,396   $  (181,045)
                                                  ===========    ===========    ===========   ===========
Weighted average common shares outstanding          6,769,425      6,769,425      6,769,425     6,745,835

Options and warrants assumed to be common stock
        equivalents using treasury stock method             0              0          1,934             0
                                                  -----------    -----------    -----------   -----------
 Weighted average common shares outstanding, as
        adjusted                                    6,769,425      6,769,425      6,771,359     6,745,835
                                                  ===========    ===========    ===========   ===========
Diluted net income (loss) per common share        $     (0.01)   $     (0.00)   $      0.05   $     (0.03)
                                                  ===========    ===========    ===========   ===========




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